Exhibit 99.1

Smith Douglas Homes Corp. Announces Stock Repurchase Program

ATLANTA, May 28, 2025 (Business Wire) – Smith Douglas Homes Corp. (NYSE: SDHC) (“Smith Douglas” or the “Company”) today announced that its Board of Directors has authorized a stock repurchase program for up to $50.0 million of the Company’s Class A common stock.

“This repurchase authorization underscores the Board and Management’s belief that at times our share price may be undervalued relative to our long-term opportunity. We remain committed to evaluating the strategic deployment of our capital where we believe it can generate shareholder value,” said Greg Bennett, Vice Chairman and Chief Executive Officer.

Under the program, the Company may make repurchases, from time to time, through open market purchases, block trades, in privately negotiated transactions, accelerated stock repurchase transactions, or by other means. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases under this authorization. The volume, timing, and manner of any repurchases will be determined at the Company’s discretion, subject to general market conditions, as well as the Company’s management of capital, general business conditions, other investment opportunities, regulatory requirements, and other factors. The repurchase program does not obligate the Company to repurchase any specific amount of common stock, has no time limit, and may be modified, suspended, or discontinued at any time without notice at the discretion of the Board of Directors. The Company currently expects to fund the repurchase program from existing cash and cash equivalents and/or future cash flows.

About Smith Douglas Homes

Headquartered in Woodstock, Georgia, Smith Douglas Homes completed its initial public offering in January 2024. Since its inception, Smith Douglas has been entrusted by over 17,500 families to fulfill their new home dreams. Ranked a top 50 builder nationally for several years and with 2,867 closings in 2024, Smith Douglas currently holds the #32 position on the Builder Magazine Top 100 list. The Smith Douglas communities are primarily targeted to entry-level and empty-nest homebuyers looking to purchase a new home priced below the Federal Housing Administration loan limit in the metro areas of Atlanta, Birmingham, Central Georgia, Charlotte, Chattanooga, Greenville, Houston, Huntsville, Nashville, and Raleigh. Smith Douglas offers its homebuyers a personalized, affordable-luxury buying experience at attractive prices.

Investor Relations

Joe Thomas
investors@smithdouglas.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the methods, amount and timing of, and sources of funding for, repurchases under the stock repurchase program. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on management’s current estimates and expectations. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.